Exhibit 99.1 – Explanation of Responses

(1) On April 12, 2013, the Reporting Person acquired Class A Interests in Brookfield Retail Holdings IV-A LLC, a Delaware limited liability company (“BRH IV-A”) pursuant to the terms of a membership interest purchase agreement. The consideration paid by the Reporting Person for such Class A Interests was comprised of $46,938,611.33 in cash and a promissory note in the amount of $46,938,611.33. BRH IV-A directly owns Common Stock and other securities not issued by the Company. In connection with the acquisition of such Class A Interests, the Reporting Person may be deemed to have acquired an additional indirect pecuniary interest in an indeterminate portion of the shares of Common Stock that are directly beneficially owned by BRH IV-A. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by BRH IV-A is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by BRH IV-A, except to the extent of any indirect pecuniary interest therein.

(2) On April 12, 2013, the Reporting Person directly acquired Class A Interests in Brookfield Retail Holdings IV-C Sub LLC, a Delaware limited liability company (“BRH IV-C”) pursuant to the terms of a membership interest purchase agreement. The consideration paid by the Reporting Person for such Class A Interests was comprised of $31,325,710.67 in cash in the aggregate. BRH IV-C directly owns Common Stock and other securities not issued by the Company. In connection with the acquisition of such Class A Interests, the Reporting Person may be deemed to have acquired an additional indirect pecuniary interest in an indeterminate portion of the shares of Common Stock that are directly beneficially owned by BRH IV-C. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by BRH IV-C is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by BRH IV-C, except to the extent of any indirect pecuniary interest therein.

(3) On April 12, 2013, the Reporting Person directly acquired Class A Interests in Brookfield Retail Holdings IV-D LLC, a Delaware limited liability company (“BRH IV-D”) pursuant to the terms of a membership interest purchase agreement. The consideration paid by the Reporting Person for such Class A Interests was comprised of $31,454,089.33 in cash. BRH IV-D directly owns Common Stock and other securities not issued by the Company. In connection with the acquisition of such Class A Interests, the Reporting Person may be deemed to have acquired an additional indirect pecuniary interest in an indeterminate portion of the shares of Common Stock that are directly beneficially owned by BRH IV-D. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by BRH IV-D is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by BRH IV-D, except to the extent of any indirect pecuniary interest therein.

(4) On April 15, 2013, the Reporting Person distributed interests in Brookfield Property Partners L.P., a Bermuda exempted limited partnership (“BPY”), to holders of the Reporting Person’s Class A and Class B limited voting shares by way of a special dividend of units of BPY. Pursuant to such distribution of units of BPY, the Reporting Person disposed of an indeterminate portion of its pecuniary interest in shares of Common Stock.

(5) Common Stock held directly by Brookfield Retail Holdings VII LLC, a Delaware limited liability company (“BRH”).

(6) Common Stock held directly by Brookfield Retail Holdings II LLC, a Delaware limited liability company (“BRH II”).

(7) Common Stock held directly by Brookfield Retail Holdings III LLC, a Delaware limited liability company (“BRH III”).

(8) Common Stock held directly by BRH IV-A.

(9) Common Stock beneficially owned by Brookfield Retail Holdings IV-B LLC, a Delaware limited liability company (“BRH IV-B” and, together with BRH, BRH II, BRH III, BRH IV-A, BRH IV-C and BRH IV-D, the “Investment Vehicles”) and held in title by Brookfield US Retail Holdings LLC.

(10) Common Stock held directly by BRH IV-C.

(11) Common Stock held directly by BRH IV-D.

(12) The Reporting Person, as an indirect parent of BPY Retail III LLC and BPY Retail I LLC, each of which holds Class A interests in each Investment Vehicle, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock that are directly beneficially owned by each Investment Vehicle. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by the Investment Vehicles is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by the Investment Vehicles, except to the extent of any indirect pecuniary interest therein.

(13) The Reporting Person is an indirect parent of Brookfield BPY Retail Holdings II LLC, which directly holds Class A interests in BRH IV-A, BRH IV-C and BRH IV-D, each of which directly holds Common Stock. The Reporting Person may be deemed to have an indirect pecuniary interest in such Common Stock. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by such person is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock that are held by such person, except to the extent of any indirect pecuniary interest therein.

(14) The Reporting Person is an indirect parent of Brookfield BPY Retail Holdings II LLC, which is the sole member of New Brookfield Retail Holdings R 2 LLC, which directly holds Common Stock. The Reporting Person may be deemed to have an indirect pecuniary interest in the shares of Common Stock held by such person. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by such person is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock that are held by such person, except to the extent of any indirect pecuniary interest therein.